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                                                                     Exhibit 5.2

                                 April 30, 1998




D'Ancona & Pflaum
30 North LaSalle Street
Suite 2900
Chicago, Illinois 60602

         RE:     WATSON PHARMACEUTICALS, INC.

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed on April 30, 1997, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to Watson's (i) unsecured debt securities ("Debt Securities"), in one or more series, which may be senior or subordinated in priority of payment (the subordinated Debt Securities may be convertible or exchangeable into common stock, par value $0.0033 per share, of Watson ("Common Stock")), (ii) shares of Common Stock and
(iii) shares of Preferred Stock (such Debt Securities, Common Stock and Preferred Stock are collectively referred to herein as the "Securities"), which Securities may be issued from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $300,000,000. We are not general counsel to the Company, and we have been retained specially to represent the Company in this transaction for the purpose of rendering this opinion to you. Any opinions expressed herein shall be limited to the extent that we have been retained as special Nevada counsel.

         In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

         1. Articles of Incorporation of the Company as filed with the Nevada Secretary of State on January 2, 1985, as amended on September 28, 1987, as amended on August 27, 1991, as amended on February 20, 1992, as amended on July 18, 1995, as amended on May 30, 1996.

         2. Bylaws of the Company, certified by the Company to be currently in full force and effect as of the date of this opinion.

         3. Certificate of the Vice President - Finance of the Company dated as of April 29, 1998.






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         4.      Registration Statement on Form S-3 for the Company, dated
                 April 30, 1998.

         In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons who signed the Documents, the authenticity of all Documents submitted to us as on originals, the conformity to the originals of all Documents submitted to us as copies and the authenticity of the originals of such latter Documents. We assume that the Documents have not been rescinded, modified, or altered in any manner whatsoever as of the date hereof.

         In rendering the following opinions, we have relied without investigation on the certificates of officers of the Company, and we have not independently verified any of the factual matters set forth in any other Documents upon which we have relied. We have been provided with a copy of the Registration Statement, and we have relied without investigation upon the representations contained therein. We have not been asked, nor have we endeavored, to review, revise or in any manner comment upon the contents of the Registration Statement.

         We are admitted to the Bar of the State of Nevada. In rendering our opinions hereinafter stated, we have relied upon the applicable laws of the State of Nevada as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Nevada. We express no opinion as to the laws of any other jurisdiction or of the United States of America. D'Ancona & Pflaum, general counsel to Watson, shall be entitled to rely upon this opinion for purposes of Nevada law, in connection with their opinion issued with regard to the Registration Statement filed on April 30, 1997

         Based on such examination and subject to the limitations and assumptions hereinabove provided, we are of the opinion that:

         1. The Company has the full power and authority under the laws of the State of Nevada, and under its Articles of Incorporation and Bylaws, as amended, to issue the Securities.

         2. The Common Stock and the Preferred Stock have been validly authorized, and when issued, will be legally issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

         3. The Debt Securities, upon authorization and issuance in accordance with the indenture, shall be legally issued, fully paid and nonassessable obligations of the Company.

         These opinions are effective as of the date hereof. No extensions of our opinion may be made by implication or otherwise. We express no opinion other than as herein expressly set forth. Our opinions are not to be otherwise quoted in whole or in part without the express written consent of this firm.


                                         Very truly yours,


                                         KUMMER KAEMPFER BONNER & RENSHAW